Exhibit 10.3

FIRST AMENDMENT TO
NONCOMPETITION AGREEMENT

THIS FIRST AMENDMENT TO THE NONCOMPETITION AGREEMENT (“First Amendment”) is made as of the 23 day of August, 2006, by and between U-STORE IT TRUST, a Maryland real estate investment trust, and TEDD D. TOWSLEY (together, the “Parties”).

WHEREAS, the Parties have entered into that certain Noncompetition Agreement dated as of October 27, 2004 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement in accordance with Section 5.3 thereof and upon the terms set forth herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. The Recitals set forth above are incorporated herein as though fully set forth below. Capitalized terms used in this First Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Agreement.

2. The third preamble to the Agreement is hereby amended and restated in its entirety to read as follows:

“WHEREAS, the Company and the Executive agree that, as part of the U-Store-It IPO Transactions, the Executive will not engage in prohibited competition with the Company and will refrain from taking certain actions pursuant to the terms and conditions hereof in an effort to protect the Company’s legitimate business interests and goodwill and for other business purposes.”

3. Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“1. Noncompetition. The Executive agrees with the Company that for the longer of (i) the three-year period beginning on the date of this Agreement or (ii) the period during which the Executive is employed by, or serving as an officer or trustee or director of, the Company, the Operating Partnership or any of their direct or indirect subsidiaries (collectively, the “REIT”), and for one year thereafter the (the “Restricted Period”), the Executive will not, (a) directly or indirectly, engage in any business involving self-storage facility development, construction, acquisition or operation, whether such business is conducted by the Executive individually or as a principal, partner, member, stockholder, director, trustee, officer, employee or independent contractor of any Person (as defined below) or (b) own any interests in any self-storage facilities, in each case in the United States of America; provided, however, that (i) this Section 1 shall not be deemed to prohibit the direct or indirect ownership by the Executive of up to five percent of the outstanding equity interests of any public company; (ii) the Executive may, on his own behalf, or with any other Person or through any other entity or any of his Affiliates (as defined below), own, operate, lease, sell or otherwise liquidate that certain parcel of real property located at 12560 Tamiami Trail South, North Port, Florida 34287, together with all interest in the rights, easements and appurtenances pertaining thereto; and (iii) the Executive may be employed as an employee, agent, independent contractor or consultant of (x) Steven G. Osgood; (y) any Affiliate or associated entity of Steven G. Osgood; or (z) any employer of Steven G. Osgood. For purposes of this Agreement, “Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity.” For purposes of this Agreement, “Affiliate” or “Affiliates” means with respect to any specified entity or person, which directly or indirectly controls, is controlled by, or is under common control with such specified entity or person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any specified entity or person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such specified entity or person, whether through the ownership of voting securities, by contract or otherwise.”

4. Except as otherwise set forth in this First Amendment, the Agreement remains in full force and effect, remains the valid and binding obligations of the Parties, and is enforceable against such parties in accordance with its terms.

5. This First Amendment may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Signatures may be exchanged by telecopy or fax, with original signatures to follow, and such telecopy or fax signatures shall be binding and enforceable.

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IN WITNESS WHEREOF, the Parties have executed and delivered this First Amendment as of the date first set forth above.

U-STORE-IT TRUST

By: Name: Title:	Dean Jernigan Dean Jernigan President and Chief Executive Officer	Tedd D. Towsley Tedd D. Towsley

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